Exhibit 3.1

FORM NO. 6	Registration No. 36011

BERMUDA

CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 25th day of October, 2004

Lupa Holdings Ltd.

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 27th day of October, 2004

[SEAL]	/s/ Maria Boodram
for Registrar of Companies

FORM NO. 2

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF

COMPANY LIMITED BY SHARES

(Section 7(1) and (2))

MEMORANDUM OF ASSOCIATION

OF

Lupa Holdings Ltd.

(hereinafter referred to as “the Company”)

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned, namely,

NAME	ADDRESS	BERMUDIAN STATUS (Yes/No)	NATIONALITY	NUMBER OF SHARES SUBSCRIBED

D.H. Malcolm	Clarendon House 2 Church Street Hamilton HM 11 Bermuda	No	British	One

G.B.R. Collis	"	Yes	British	One

A.R. Guilfoyle	"	No	British	One

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.	The Company is to be an exempted Company as defined by the Companies Act 1981.

4.	The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding in all, including the following parcels:-

N/A

5.	The authorised share capital of the Company is US$12,000 divided into shares of US$1.00 each. The minimum subscribed share capital of the Company is US$12,000.

6.	The objects for which the Company is formed and incorporated are -

(i)	To act and or to perform all the functions of a holding company in all its branches and to coordinate the policy and administration of (i) any entity or entities wherever incorporated, organized, established or carrying on business which are in any manner directly or indirectly owned or controlled by the Company or by the same entity in any manner directly or indirectly owning or controlling the Company or (ii) any group of which the Company or any such entity owned or controlled by, or under common ownership or control with, the Company is a member;

(ii)	To provide and or procure financing and financial investment, management and advisory services and administrative services to any entity in which the Company owns, directly or indirectly an equity interest (regardless of whether the same carries any voting rights or preferred rights or restrictions); and, in connection with any of the foregoing, to provide and or procure credit, credit enhancement, financial accommodation, guarantees, loans and or advances with or without interest or benefit to the Company to any such entity and to lend to, deposit with and or charge or otherwise encumber in favour of any financial institution, fund and or trust, all or any property of the Company and or any interest therein to provide security or collateral for any financing provided to any such entity;

(iii)

To act as an investment company and for that purpose to acquire, hold upon any terms, either in the name of the Company or that of any nominee, personal property of all kinds, including without limitation, shares, stock, debentures, debenture stock, ownership interests, swaps, hedging securities (including put and call options), annuities, notes, mortgages, certificates of deposit, bonds, obligations and other securities, foreign exchange, foreign currency deposits and commodities, issued or guaranteed by any company, partnership or other entity wherever incorporated, organized, established or carrying on business, or by any government, sovereign, ruler, commissioners, public body or authority, supreme, municipal, local or otherwise, by original subscription, tender, purchase, exchange, underwriting, participation in syndicates or in any other manner and whether or not fully paid up, and to make payments thereon as called up or in advance of calls or otherwise and to subscribe for the same, whether conditionally or absolutely, and to hold the same with a view to investment, but with the power to vary any investments, and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof, and to invest and deal with the moneys of the Company upon such securities and in such manner as may be from time to time determined (including, without limitation, entering into, investing in and reinvesting in futures and forward contracts, derivative financial investments, foreign exchange contracts and related options thereon);

(iv)	To acquire by purchase or otherwise, buy, own, hold, create, market, design, assemble, manufacture, repair, lease, hire, let, sell, dispose of (with or without consideration or benefit), maintain, improve, develop, manage, invent, build, construct, operate, package and otherwise trade, invest or deal in and with products, financial instruments, goods, and real and personal property of all kinds whatsoever and wheresoever situated, and enter into arrangements for or with respect to any of the foregoing;

(v)	To perform, provide, procure, market and deal in services and undertakings of all kinds;

(vi)	To advise and act as consultants and managers of all kinds and, without limiting the generality of the foregoing, to provide investment and financial advice, consultation and management services;

(vii)	To research, create, develop, invent, improve, discover, design, collate and draft original works, software, inventions, designs, concepts, formulas, processes, strategies, methodologies and the like, and acquire, build, own, hold, sell, lease, license, dispose of (with or without consideration or benefit), market, franchise, and otherwise exploit and deal in or with all intellectual and intangible property rights pertaining thereto whether registered or not, including but not limited to trade and service marks, trade names, copyrights, computer software, inventions, designs, patents, provisional patents, utility models, trade secrets, confidential information, know how, get-up and any other rights and privileges vesting in or attaching thereto;

(viii)	To explore for, drill for, mine for, quarry for, move, transport, and refine metals, minerals, fossil fuel, petroleum, hydrocarbon products including, without limiting the generality of the foregoing, oil and oil products, and precious stones of all kinds and to prepare the same for sale or use;

(ix)	To enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence;

(x)	To own, manage, operate, act as agents with respect to, build, repair, acquire, own, sell, charter, or deal in ships and aircraft;

(xi)	To lend to or deposit with any person funds, property or assets and to provide collateral or credit enhancement for loans, leasing or other forms of financing, with or without consideration or benefit;

(xii)	To create, enter into, undertake, procure, arrange for, acquire by purchase or otherwise, buy, own, hold, sell or otherwise dispose of (with or without consideration or benefit), trade, invest and or otherwise deal in, whether on a speculative basis or otherwise, all and or any kind of (including without limitation all and or any combinations of and all and or any rights or interests under) instrument, agreement, contract, covenant and undertaking, including without limiting the generality of the foregoing, derivative instrument, agreement or contract, option, swap option contract, bond, warrant, debenture, equity, forward exchange contract, forward rate contract, future, hedge, security, note, certificate of deposit, unit, guarantee and or financial instrument; and

(xiii)	To carry on any trade or business which can, in the opinion of the board of directors, be advantageously carried on by the Company.

7.	Powers of the Company

1.	The Company shall, pursuant to Section 42 of the Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.

2.	The Company shall, pursuant to Section 42A of the Companies Act 1981, have the power to purchase its own shares.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof

/s/ D. H. Malcolm	/s/ Rosana S. Vieira

/s/ G.B.R. Collis	/s/ Rosana S. Vieira

/s/ A. R. Guilfoyle	/s/ Rosana S. Vieira

(Subscribers)	(Witnesses)

SUBSCRIBED this 22nd October, 2004.